Microfilm Number _______________                                       EXHIBIT 3

Entity Number __________________
                                                --------------------------------
                                                   Secretary of the Commonwealth

              ARTICLES OF AMENDMENT- DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 89)

      In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.    The name of the corporation is:  Derma Sciences, Inc.
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2.    The (a) address of this  corporation's  current  registered office in this
      Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)   1800 Linglestown Rd., Suite 206  Harrisburg  PA    17110-3364      Dauphin
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      Number and Street                  City     State      Zip         County

(b)   __________________________________________________________________________
      Name of Commercial Registered Office Provider
County

      For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.    The statute by or under which it was incorporated is:
           15 Pa.C.S. Section 101 et seq.
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4.    The original date of its incorporation is:     March 28, 1996
                                                 -------------------------------

5. (Check, and if appropriate complete, one of the following):

       X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

      ___ The amendment shall be effective on: _________________________________

6. (Check one of the following):

       X  The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
      ---    ss.1941(a) and (b).

      ___ The amendment was adopted by the board of directors pursuant to 15
             Pa.C.S. ss. 1914 (c).

7. (Check, and if appropriate complete, one of the following):

      ___ The amendment adopted by the corporation, set forth in full, is as follows:

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

       X  The  amendment  adopted  by the  corporation  as set forth  in full in
      ---    Exhibit A, attached hereto and made a part hereof.


DSCB:15-1915 (Rev 89)-2


8. (Check if the amendment restates the Articles):

      ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

      IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30th day of July, 1999.

                                                DERMA SCIENCES, INC.



                                                BY: /s/  Stephen T. Wills
                                                    ----------------------------
                                                     Stephen T. Wills, CPA, MST
                                                     Vice President and
                                                        Chief Financial Officer



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



                              ARTICLES OF AMENDMENT

                                    EXHIBIT A


     10. Combination and Reclassification of Shares. Effective as of the close of business on the date of filing in the Department of State of the Commonwealth of Pennsylvania of these Articles of Amendment (the "Effective Time"), (i) each five issued and outstanding shares of Common Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Common Stock, (ii) each five issued and outstanding shares of Series A Convertible Preferred Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Series A Convertible Preferred Stock, and (iii) each five issued and outstanding shares of Series B Convertible Preferred Stock shall thereupon be combined into and reclassified as one share of validly issued, fully paid and nonassessable Series B Convertible Preferred Stock. The number of authorized shares and the par value of the Common Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall not be affected by the foregoing combination of shares. Each stock certificate that prior to the Effective Time represented shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall, following the Effective Time, represent the number of shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into which the shares represented by such certificate shall be combined. The Corporation shall not issue fractional shares or scrip as the result of the combination of shares, but shall issue to the record holders of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that number of shares obtained by rounding fractional shares otherwise issuable pursuant to the foregoing combination to the next higher number of whole shares.



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